Exhibit 21

                           Subsidiaries of the Company


    The Company owns all of the stock of the following corporations:

                                                  State or Other Jurisdiction
    Name                                        of Incorporation or Organization
Pierce Manufacturing Inc.                                  Wisconsin
McNeilus Companies, Inc.                                   Minnesota
Summit Performance Systems, Inc.                           Wisconsin
Oshkosh Truck Foreign Sales Corporation Inc.          U.S. Virgin Islands


    Pierce Manufacturing Inc. owns all of the stock of the following corporations:

                                                   State or Other Jurisdiction
    Name                                        of Incorporation or Organization
Dover Technologies Inc.                                      Wisconsin
Pierce Manufacturing International Inc.                      Barbados


    McNeilus Companies, Inc. owns all of the stock of the following corporations:

                                                  State or Other Jurisdiction
    Name                                        of Incorporation or Organization
McNeilus Truck & Manufacturing, Inc.                         Minnesota
Iowa Contract Fabricators, Inc.                                Iowa
McIntire Fabricators, Inc.                                     Iowa
Kensett Fabricators, Inc.                                      Iowa
McNeilus Financial Services, Inc.                            Minnesota

          McNeilus Truck & Manufacturing, Inc. owns all of the stock of McNeilus Financial, Inc., a Texas corporation.

          McNeilus Financial, Inc. owns all of the stock of Nations Casualty Insurance, Inc., a Vermont corporation.

          McNeilus   Financial   Services,   Inc.  owns  all  of  the  stock  of
Oshkosh/McNeilus Financial Services, Inc., a Minnesota corporation.